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                                                                    Exhibit 10.6

                        SEVENTH LEASE AMENDING AGREEMENT

THIS AGREEMENT is dated the 18th day of February, 2005.

BETWEEN:

                    THE CADILLAC FAIRVIEW CORPORATION LIMITED

                                (the "landlord")

                                                               OF THE FIRST PART

                                      -and-

                      LOYALTY MANAGEMENT GROUP CANADA INC.

                                 (the "Tenant")

                                                              OF THE SECOND PART
WHEREAS:

A. By a lease dated the 28th day of may, 1997, and made between YCC LIMITED and LONDON LIFE INSURANCE COMPANY, collectively as landlord and the Tenant (the "Lease"), the landlord leased to the Tenant for and during a term of ten (10) years, from and including the 1st day of September, 1997, to and including the 31st day of August, 2007 (the "Term"), subject to and upon the terms, covenants and conditions contained in the Lease, certain premises containing a Rentable Area for Seventy-three thousand, five hundred and thirty-four(73,534) square feet approximately located on the 2nd and 3rd floors(the "Original Premises") shown outlined on red on the plan attached to the Lease as Schedule "B-1" and "B-2", located at 4110 Yonge Street (the "Building"), in the City of Toronto, in the Province of Ontario.

B. By an agreement dated the 19th day of June, 1997 (the "First Amending Agreement") made between YCC LIMITED and LONDON LIFE INSURANCE COMPANY collectively as landlord and the Tenant, the Lease was amended so that the term of the Lease would commence on the 17th day of September, 1997 and expire on the 16th day of September, 2007, and to further amend the Lease in accordance with the terms and conditions more particularly set out therein.

C. By an agreement dated the 15th day of January, 1998 (the Second Lease Amending leased to the Tenant additional premises on the 4th floor of the Building comprising:(i) a Rentable Area of approximately eighteen thousand (18,000) square feet (the "First Additional Premises") and (ii) a Rentable Area of approximately nineteen thousand one hundred and forty seven (19,147) square feet (the "Special Refusal space") and to further amend the Lease in accordance with the terms and conditions more particularly set out therein.

D. By and agreement dated the 14th day of April, 2000(the Third Lease Amending Agreement), the Tenant exercised its right of first refusal pursuant to Section 1207 of the Lease and YCC LIMITED and LONDON LIFE INSURANCE COMPANY collectively as landlord leased to the Tenant additional premises comprising a Rentable Area of approximately fifteen thousand one hundred and sixty-eight (15,168) square feet on the 5th floor of the Building (the "Second Additional Premises") and to further amend the Lease in accordance with the terms and conditions more particularly set out therein.

E. By and agreement dated the 17th day of January, 2001(the Fourth Lease Amending Agreement), YCC LIMITED and LONDON LIFE INSURANCE COMPANY collectively as landlord leased to the Tenant additional premises comprising a Rentable Area of approximately eleven thousand two hundred and ninety two (11,292) square feet on the 5th floor of the Building (the "Third Additional Premises") for a period commencing from and including February 1, 2001 to and including September 16, 2007 and to further amend the Lease in accordance with the terms and conditions set out therein.

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F. By and agreement dated the 12th day of June, 2002 (the "Fifth Lease Amending
Agreement"), YCC LIMITED and LONDON LIFE INSURANCE COMPANY collectively as landlord and the Tenant agreed to add Schedule "F" to the Lease in order to accommodate the Tenant's diesel generator, in accordance with the terms and conditions more particularly set out therein;

G. By and agreement dated the 27th day of September, 2002(the "Sixth Lease Amending Agreement"), YCC LIMITED and LONDON LIFE INSURANCE COMPANY collectively as landlord and the Tenant agreed to further amend the Lease in accordance with the terms and conditions more particularly set out therein;

H. The Landlord is now The Cadillac Fairview Corporation Limited; and

I. The Landlord and the Tenant have agreed to add further additional space to the Premises effective July 1, 2005(the "Effective Date") and to amend the Lease as of the Effective Date to give effect to the foregoing in accordance with the terms and conditions herein after set forth.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the sum of two dollars ($2.00) now paid by each of the parties to the other (the receipt and sufficiency whereof is hereby acknowledged), and other mutual covenants and agreements, the parties do hereby agree as follows:

1. The parties hereby acknowledge, confirm and agree that the foregoing recitals are true in substance and in fact.

2. Provided this Agreement has been executed by both the Landlord and the Tenant,the Tenant shall as of the 1st day of March, 2005 (the "Occupancy Date") be provided vacant possession of approximately five thousand, five hundred and eighty-six (5,586) square feet located on the 5th floor of the Building (the "Fourth Additional premises") as shown outlined in red on schedule "B-7" attached to this Agreement. From the Occupancy Date up to and including the day prior to the Effective Date, the Tenant shall not be required to pay Net Rent or Additional Rent in respect to the Four Additional Premises but shall during such early occupancy period observe and perform all other provisions contained in the Lease and shall, without limiting generality of the foregoing, place and maintain all policies of insurance in respect to the Fourth Additional Premises as required by the Lease.

3. The Tenant acknowledges and agrees that (i) it is accepting possession of the Fourth Additional Premises in an "as is" condition as of the Occupancy Date,
(ii) the Landlord has no responsibility or liability for making any renovation, alteration or improvements in or to the Fourth Additional Premises, and (iii) all further renovations, alterations or improvements in or to the Fourth Additional Premises are the sole responsibility of the Tenant and shall be undertaken and completed at the Tenant's expanse and strictly in accordance with the provisions of the Lease.

4. The Tenant will submit four sets of detailed working drawings to the Landlord for any work which the Tenant is required or proposes to do in the premises. All Tenant's work will be performed at the Tenant's expense in a good and workmanlike manner in accordance with the leasehold improvements manual by unionized contractors, sub-contractors and workers engaged by the Tenant but approved by the Landlord. The Tenant's working drawings, contractors, sub-contractors and workers will be subject to the Landlord's approval. The Landlord will not unreasonably deny or delay its approval.

5. The Lease is amended as of the Effective Date as follows:

   (A) Section 1.01 (Grant and Premises) is hereby amended by adding the following:

       In consideration of the performance by the Tenant of its obligations under this Lease, the Landlord leases additional premises (the
       "Fourth Additional Premises") to the Tenant on an "as is" basis for a term (the "Term of the Fourth Additional Premises") commencing on July 1, 2005 and ending at midnight on September 16, 2007. The
       Fourth Additional Premises are located on the 5th floor of the Building as shown outlined in red on the floor plan attached as Schedule "B-7" and has a Rentable Area of approximately five thousand, five hundred and eight-six (5,586) square feet."

      (B) Section 1.02 (Term) is hereby amended by adding the following:

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      "The Term of this Lease with respect to the Fourth Additional Premises is two (2) years, two (2) months and sixteen (16) days from the 1st day of July, 2005 to the 16th day of September, 2007."

(C)   Section 2.02 (Net Rent) Is hereby amended by adding the following:

      The Tenant shall pay Net Rent with respect to the Fourth Additional Premises during the period from and including July 1, 2005 to and including September, 16, 2007, in the sum of eighty-nine thousand three hundred and seventy-six dollars ($89,376,00) per annum payable in equal monthly installments of seven thousand four hundred and forty-eight dollars ($7,448.00) each in advance on the first day of each calendar month during the aforesaid period based on an annual rate of sixteen dollars ($ 16.00) per square foot of the Rentable Area of the Fourth Additional Premises.

      As soon as reasonably possible after completion of construction of the Premises the Landlord shall measure the Net Rentable Area of the Premises and shall calculate the Rentable Area of the Premises and Rent shall be adjusted accordingly.

(D) Commencing July 1, 2005 the Tenant shall pay Additional Rent with respect to the fourth additional Premises in accordance with the terms of the Lease.

(E) Provided the Tenant is LOYALTY MANAGEMENT GROUP CANADA INC. and is not in default under the terms of the Lease, the Landlord will pay the Tenant a Leasehold Improvement allowance of ten dollars ($10.00) per square foot of the Rentable Area of the Fourth Additional Premises (the "Allowance") to be applied towards the cost of construction of the Tenant's Leasehold Improvements. Ninety percent (90%) of the Allowance will be paid fifteen
      (15) days after the last to occur of:

      (a) occupancy of the Fourth Additional premises by the Tenant for business.

      (b)   commencement of the Term.

      (c)   execution of the Lease by all parties; and

      (d) receipt by the Landlord of a statutory declaration documenting (i) that payment has been made in fall to all contractors, sub-contractors, suppliers and any other personnel retained to complete construction of the Tenant's Leasehold Improvements; (ii) the last date on which any work was done or materials were provided in connection with the construction of the Leasehold improvements; and (iii) that all assessments under the workers Compensation Act against the Tenant its contractors, subcontractors and other persons or business entities who performed work in the Building or the Fourth Additional Premises in connection with the Tenant's work have been in full.

      The remaining ten percent (10%) of the Allowance will be paid forthwith after the expiry of the statutory lien period provided no liens have been registered in respect of the Tenant's Leasehold Improvements. To the extent that the Allowance exceeds the cost of construction such extra amount will be applied by the Landlord to the first rentals due under the Lease. The Tenant agrees to provide invoices documenting the cost of construction.

      If the Lease is terminated by the Landlord in accordance with Article IX hereof or the Tenant becomes bankrupt or takes the benefit of any statute for bankrupt or insolvent debtors (including without limiting the generality of the foregoing the Companies Creditors. Arrangement Act, R.S.C 1985, c. C-36, as amended or replaced) then the Tenant will repay to the Landlord, as Additional Rent, the unamortized portion of the Allowance, calculated from the date of payment by the Landlord on the basis of an assumed rate of depreciation on a straight line basis to zero over the initial Term."

6. Except as otherwise provided herein all references in the lease to the "premises" shall be deemed to include the First Additional Premises, the Special Refusal Space, the Second Additional Premises, the Third Additional Premises and the Fourth Additional Premises.

7. Schedule "B-7" attached to this Agreement is deemed appended to the Lease.

8. The parties confirm that in all other respects, the terms, covenants and conditions of the Lease remain unchanged and in full force and effect, except as modified by this Agreement. It is understood and agreed that all terms and expressions when used in this Agreement, unless a contrary intention is expressed herein, have the same meaning as they have in the Lease.

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9. This Agreement shall enure to the benefit of and be binding upon the parties hereto, the successors and assigns of the Landlord and the permitted successors and permitted assigns of the Tenant.

      IN WITNESS WHEREOF the parties hereto have duly excuted this Agreement as of the day and year first above written.

                                    THE CADILLAC FAIRVIEW CORPORATION LIMITED
                                                                    (Landlord)

                                    Per:  /s/ [ILLEGIBLE]
                                          --------------------------------------
                                                            Authorized Signature

                                    Per:  /s/ [ILLEGIBLE]
                                          --------------------------------------
                                                            Authorized Signature

                                    I/We have authority to bind the corporation.

                                    LOYALTY MANAGEMENT GROUP CANADA INC.
                                                                (Tenant)

                                    Per:  /s/ Gord MacDonald
                                          --------------------------------------
                                                            Authorized Signature

                                    Per:  /s/ Elizabeth Morgan
                                          --------------------------------------
                                                            Authorized Signature

                                    I/We have authority to bind the corporation.

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                                  SCHEDULE "B"

                                          Tenant Data Sheet

                                        Yonge Corporate Centre

                                               PHASE 2

                                      4110 Yonge Street, Toronto

                                              5th FLOOR

[MAP OF FERGUSON ARCHITECTS]

The purpose of this plan is to identity the approximate location of the Premises in the Building.

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